EXHIBIT 99.1

PRESS RELEASE

EDUCATIONAL DEVELOPMENT CORPORATION TO PRESENT AT THE

13th ANNUAL EAST COAST IDEAS INVESTOR CONFERENCE

HELD VIRTUALLY JUNE 21 AND 22, 2023.

TULSA, OK, June 20, 2023—Educational Development Corporation (“EDC”, or the “Company”) (NASDAQ: EDUC), a publishing company specializing in books, educational toys and manipulatives for children, today announced that Craig White, President and CEO, Heather Cobb, Chief Sales and Marketing Officer and Dan O’Keefe, Chief Financial Officer will attend virtual investor meetings at the East Coast IDEAS Investor Conference on June 21st.

About IDEAS Investor Conferences

The mission of the IDEAS Conferences is to provide independent regional venues for quality companies to present their investment merits to an influential audience of investment professionals. Unlike traditional bank-sponsored events, IDEAS Investor Conferences are “SPONSORED BY INVESTORS. FOR INVESTORS.” and for the benefit of regional investment communities. Conference sponsors collectively have more than $200 billion in assets under management and include: 1102 Partners, Adirondack Research and Management, Allianz Global Investors: NFJ Investment Group, Ariel Investments, Aristotle Capital Boston, Ascend Wealth Advisors, Barrow Hanley Mewhinney & Strauss, BMO Global Asset Management, Constitution Research & Management, Inc., Diamond Hill, First Wilshire Securities Management, Inc., Granahan Investment Management, Great Lakes Advisors, Greenbrier Partners Capital Management, LLC, Hodges Capital Management, Ironwood Investment Management, Keeley Teton Advisors, Luther King Capital Management, Marble Harbor Investment Counsel, North Star Investment Management, Perritt Capital Management, Punch & Associates, Shepherd Kaplan Krochuk, Westwood Holdings Group, Inc., and William Harris Investors.

The IDEAS Investor Conferences are held annually in Boston, Chicago and Dallas and are produced by Three Part Advisors, LLC. Additional information about the events can be located at www.IDEASconferences.com.

If interested in participating or learning more about the IDEAS conferences, please contact Lacey Wesley at (817) 769 -2373 or lwesley@threepa.com.

About Educational Development Corporation (EDC)

EDC began as a publishing company specializing in books for children. EDC is the owner and exclusive publisher of Kane Miller Books (“Kane Miller”); Learning Wrap-Ups, maker of educational manipulatives; and SmartLab Toys, maker of STEAM-based toys and games. EDC is also the exclusive United States MLM distributor of Usborne Publishing Limited (“Usborne”) children’s books. EDC-owned products are sold via 4,000 retail outlets and EDC and Usborne products are offered by independent brand partners who hold book showings through social media, book fairs with schools and public libraries, in individual homes, as well as other in-person events and internet sales.

Contact:

Educational Development Corporation

Craig White, (918) 622-4522

Investor Relations:

Three Part Advisors, LLC

Steven Hooser or Jean Marie Young, (214) 872-2710